SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	Costs Associated with Exit or Disposal Activities

On July 6, 2012, FTI Consulting, Inc. (“FTI Consulting” or the “Company”) issued its press release (the “Press Release”) reporting that the Company has taken actions to realign its workforce to address current business demands and global macro-economic conditions, and to reduce excess real estate capacity. These actions include the termination of approximately 115 employees, representing approximately 3% of the Company’s more than 3,800 employees, and the consolidation of leased office space within six office locations. The majority of affected employees were employed in the two business segments most impacted by current economic conditions. The affected employees were notified by June 29, 2012 and will be released subject to defined notice periods. The Company estimates the impact of these actions will result in a pre-tax income charge of approximately $28.0 million in the second quarter of 2012. The cash portion of the charge is approximately $23 million with the balance relating to non-cash costs primarily resulting from terminating certain employees who are contractually entitled to employee loan forgiveness and the accelerated depreciation of leasehold improvements in the properties which will no longer be utilized. The full text of the Press Release is set forth in Exhibit 99.1 and is incorporated by reference herein.

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This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Current Report on Form 8-K, in particular statements regarding the estimated amount of the special charge being recorded by FTI Consulting for the quarter ended June 30, 2012, as well as statements identified by words such as “approximately,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions, constitute forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and estimates are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will result or be achieved or that actual results will not differ from estimates or expectations. Further, estimates of special charges are subject to the Company’s final review and the final review of the Company’s independent public accounting firm. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 6, 2012, of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: July 6, 2012	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 6, 2012, of FTI Consulting, Inc.

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